Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in the Form S-8 Registration Statement of Voyant International Corporation, Inc. (File No. 333-156940) of our report dated March 27, 2009, relating to the financial statements of Voyant International Corporation, Inc. as of and for the years ended December 31, 2008 and 2007, which is incorporated by reference into such Form S-8.

Kabani & Company, Inc., Certified Public Accountants

Los Angeles, CA

/s/ Kabani & Company, Inc.

Dated: April 8, 2009